Exhibit 99.1

Confidential

Banco Santander, S.A., in compliance with the Mexican market legislation and U.S. securities laws, hereby communicates the following: MATERIAL INFORMATION	Banco Santander, S.A., de conformidad con la legislación mexicana y de los Estados Unidos del Mercado de Valores, comunica lo siguiente: INFORMACIÓN RELEVANTE

Banco Santander, S.A. (“Banco Santander”) supplements its 26 March 2021 announcement of its intention to launch a cash offer to acquire all of the shares of Banco Santander México, S.A., Institución de Banca Múltiple, Grupo Financiero Santander México (“Santander Mexico”) not already held by the Santander group, representing approximately 8.3% of Santander Mexico’s share capital.

Banco Santander, S.A. (“Banco Santander”) complementa su anuncio de fecha 26 de marzo de 2021 acerca de su intención de formular una oferta pública de adquisición en efectivo por todas las acciones de Banco Santander México, S.A., Institución de Banca Múltiple, Grupo Financiero Santander México (“Santander México”) que no son todavía titularidad del grupo Santander, representativas de aproximadamente el 8,3% del capital social de Santander México.
Banco Santander originally announced its intention to launch such tender offer for a price of 24 Mexican pesos for every share of Santander Mexico and 120 Mexican pesos for every ADS of Santander Mexico[1] or, if higher, the book value per share of Santander Mexico (and its equivalent for every ADS) as per the financial statements of Santander Mexico for the quarter immediately preceding the date on which the offer is launched, in each case less the amount of any dividend paid before the offer was settled.	Originalmente, Banco Santander anunció que dicha oferta se llevaría a cabo por un precio de 24 pesos mexicanos por cada acción de Santander México y 120 pesos mexicanos por cada ADS de Santander México[2], o si fuese superior, el valor en libros de la acción de Santander México (y su equivalente respecto a cada ADS) conforme a los estados financieros de Santander México del último trimestre anterior al lanzamiento de la oferta, ajustado en el importe de cualquier dividendo repartido antes de que la oferta se liquide.

Banco Santander announces that it has determined to, if the tender offer is launched, maintain the price of MXN$24.00 per Santander Mexico share and the U.S. Dollar equivalent of MXN$120.00 per ADS, tendered in the offer, despite the payment of a dividend amounting to MXN$0.45 per share (MXN$2.25 per American Depositary Share) to be voted on by Santander Mexico’s shareholders’ meeting to be held on June 9, 2021. Consequently, Santander Mexico shareholders will be entitled to receive such dividend of MXN $0.45 per share and the U.S. Dollar equivalent of MXN$2.25 per ADS and, should they tender their shares upon Banco Santander’s final launching of the cash offer, also the total amount of MXN$24.00 per share of Santander Mexico and 120 Mexican pesos for every ADS of Santander Mexico or, if higher, the book value per share of Santander Mexico (and its equivalent for every ADS).

Banco Santander anuncia su decisión de mantener, en caso de que la oferta se lance, un precio de MXN$24.00 por cada acción de Santander México, y el equivalente en dólares de MXN$120,00 respecto a cada ADS, con independencia del pago del dividendo por importe de MXN$0.45 por acción (MXN$2.25 MXN por American Depositary Share) que será sometido a votación por la asamblea de accionistas de Santander México a ser celebrada el 9 de junio de 2021. Como consecuencia, los accionistas de Santander Mexico podrán percibir el citado dividendo de MXN$0.45 por acción y el equivalente en dólares de MXN$2.25 por ADS y además, en caso de que decidan acudir a la oferta pública que finalmente lance Banco Santander, el importe íntegro de MXN$24.00 por cada acción de Santander México, y 120 pesos mexicanos por cada ADS de Santander México , o si fuese superior, el valor en libros de la acción de Santander México (y su equivalente respecto a cada ADS).

All the other terms of the announcement concerning Banco Santander’s intention to make an offer remain unchanged, including the intention of Banco Santander to seek cancellation of the registration of Santander Mexico’s shares before the National Securities Registry of the Mexican National Banking and Securities Commission and, when permitted, before the U.S. Securities and Exchange Commission, as well as the delisting of the Santander Mexico shares from the Mexican Stock Exchange and the New York Stock Exchange following settlement of the offer. Launching of the offer and the offer itself, as announced, remains subject to customary conditions for this type of transactions.

Los otros términos del anuncio de Banco Santander relativo a su intención de realizar una oferta pública permanecen inalterados, incluyendo la intención de Banco Santander de cancelar la inscripción de las acciones de Santander México ante el Registro Nacional de Valores de la Comisión Nacional Bancaria y de Valores y, de ser permitido, ante la Securities and Exchange Commission en los Estados Unidos, así como cancelar el listado de las acciones de Santander México en la Bolsa Mexicana de Valores y en la Bolsa de Nueva York, tras la liquidación de la oferta. Conforme a lo anunciado, el inicio de la oferta y la propia oferta misma permanecen sujetas a las condiciones habituales de este tipo de operaciones.

Boadilla del Monte (Madrid), 24 May 2021	Boadilla del Monte (Madrid), 24 de Mayo de 2021.

1 Each ADS of Santander Mexico represents 5 shares of Santander Mexico.

2 Cada ADS de Santander México representa 5 acciones de Santander México.

IMPORTANT INFORMATION FOR INVESTORS ABOUT THE PROPOSED TRANSACTION

The tender offer described in this communication has not yet commenced. This communication is provided for informational purposes only and does not constitute an offer to purchase or the solicitation of an offer to sell any common stock (including any American Depositary Share representing any common stock) or other securities. If and at the time a tender offer is commenced, Banco Santander (and/or one or more of its affiliates, as applicable) intends to file with the U.S. Securities and Exchange Commission (the “SEC”) a Tender Offer Statement on Schedule TO containing an offer to purchase, a form of letter of transmittal and other documents relating to the tender offer, and Santander Mexico will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. Banco Santander intends to mail these documents to Santander Mexico shareholders. Banco Santander will also file before the Comisión Nacional Bancaria y de Valores (“CNBV”) an informative brochure in connection with the transaction and the prospective offer as required under applicable law.

INFORMACIÓN IMPORTANTE PARA INVERSORES SOBRE LA OPERACIÓN PROPUESTA

La oferta pública de adquisición descrita en este comunicado aún no ha comenzado. La presente comunicación se proporciona únicamente con fines informativos y no constituye una oferta de adquisición o una oferta para vender acciones (incluyendo cualquier American Despositary Shares que representen cualquier acción) u otros valores. Si y una vez que inicie una oferta pública de adquisición, Banco Santander (y/o una o más de sus afiliadas, según corresponda) pretende registrar ante la Securities and Exchange Commission (“SEC”) una Declaración de Oferta Pública de Adquisición de acuerdo con el Formato TO que incluya una oferta de adquisición, un formato de carta de aceptación y otros documentos relacionados con la oferta de adquisición, y Santander México presentará ante la SEC una Declaración de Oferta/Recomendación de acuerdo con el Formato 14D-9 respecto de la oferta. Banco Santander pretende enviar por correo electrónico estos documentos a los accionistas de Santander México. Banco Santander también presentará ante la Comisión Nacional Bancaria y de Valores (“CNBV”) un folleto informativo en relación con la operación y la futura oferta de acuerdo con la ley aplicable.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE TENDER OFFER STATEMENT, OFFER TO PURCHASE, SOLICITATION/RECOMMENDATION STATEMENT AND ALL OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC AND THE CNBV REGARDING THE PROPOSED TRANSACTION CAREFULLY BEFORE MAKING A DECISION CONCERNING THE TENDER OFFER AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TENDER OFFER.	SE SOLICITA A LOS INVERSIONISTAS Y A LOS TENEDORES DE VALORES QUE LEAN LA DECLARACIÓN DE OFERTA DE ADQUISICIÓN, OFERTA DE COMPRA, LA DECLARACIÓN DE OFERTA/RECOMENDACIÓN Y TODOS LOS DEMÁS DOCUMENTOS RELEVANTES QUE SE PRESENTARÁN ANTE LA SEC Y ANTE LA CNBV EN RELACIÓN CON LA TRANSACCIÓN PROPUESTA ANTES DE TOMAR UNA DECISIÓN CON RESPECTO A LA OFERTA DE ADQUISICIÓN, YA QUE CONTENDRÁN INFORMACIÓN IMPORTANTE SOBRE LA MISMA.
Such documents, and other documents filed by Banco Santander and Santander Mexico, may be obtained without charge after they have been filed at the SEC’s website at www.sec.gov and through the CNBV´s website at www.cnbv.gob.mx. The offer to purchase and related materials may also be obtained (when available) for free by contacting the information agent for the tender offer.	Dichos documentos, así como los otros documentos a ser presentados por Banco Santander y Santander México, estarán disponibles, de manera gratuita, en la página web de la SEC www.sec.gov y a través de la página web de la CNBV en www.cnbv.gob.mx. La oferta de adquisición y los demás materiales relacionados también pueden obtenerse (cuando estén disponibles) de forma gratuita poniéndose en contacto con el agente de información de la oferta de adquisición.
This communication shall not constitute a tender offer in any country or jurisdiction in which such offer would be considered unlawful or otherwise violate any applicable laws or regulations, or which would require Banco Santander or any of its affiliates to change or amend the terms or conditions of such offer in any manner, to make any additional filing with any governmental or regulatory authority or take any additional action in relation to such offer.	La presente comunicación no constituye una oferta para adquirir valores en ningún país o jurisdicción en la que dicha oferta se considere ilegal o infrinja de otro modo las leyes o reglamentos, o que requiera que Banco Santander o cualquiera de sus afiliadas cambie o modifique los términos o condiciones de dicha oferta de cualquier manera, que realice otro procedimiento adicional ante cualquier autoridad gubernamental o que tome cualquier otra acción adicional en relación con dicha oferta.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” as per the meaning of the US Private Securities Litigation Reform Act of 1995. These statements may be identified by words like expect, project, anticipate, should, intend, probability, risk, target, goal, objective, estimate, future and similar expressions and include, but are not limited to, statements that are predictive in nature and depend upon or refer to future events, conditions, circumstances or the future performance of Banco Santander or Santander Mexico or their respective affiliates, including as a result of the implementation of the transactions described herein. These statements are based on management’s current expectations and are inherently subject to uncertainties and changes in circumstance and a number of risks, uncertainties and other important factors may cause actual developments and results to differ materially from expectations. Risks and uncertainties include, among other things, risks related to the tender offer, including uncertainties as to how many of Santander Mexico shareholders will tender their shares in the tender offer; general economic or industry conditions of areas where Banco Santander or Santander Mexico have significant operations or investments (such as a worse economic environment; higher volatility in capital markets; inflation or deflation; changes in demographics, consumer spending, investment or saving habits; and the effects of the covid-19 pandemic on the global economy); exposure to various market risks (particularly interest rate risk, foreign exchange rate risk, equity price risk and risks associated with the replacement of benchmark indices); potential losses from early repayments on loan and investment portfolios, declines in value of collateral securing loan portfolios, and counterparty risk; political stability in Spain, the United Kingdom, other European countries, Latin America and the US; changes in legislation, regulations, taxes, including regulatory capital and liquidity requirements, especially in view of the UK exit of the European Union and increased regulation in response to financial crisis; the ability to integrate successfully acquisitions and related challenges that result from the inherent diversion of management’s focus and resources from other strategic opportunities and operational matters; and changes in access to liquidity and funding on acceptable terms, in particular if resulting from credit spread shifts or downgrades in credit ratings; and other risks and uncertainties discussed in (i) Santander Mexico’s filings with the SEC, including the “Risk Factors” and “Special Note Regarding Forward-Looking Statements” sections of Santander Mexico’s most recent annual report on Form 20-F and (ii) Banco Santander’s filings with the SEC, including the “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” sections of Banco Santander’s most recent annual report on Form 20-F. You can obtain copies of Banco Santander’s and Santander Mexico’s filings with the SEC for free at the SEC’s website (www.sec.gov). Other factors that may cause actual results to differ materially include those that will be set forth in the Tender Offer Statement on Schedule TO, the Solicitation/Recommendation Statement on Schedule 14D-9 and other tender offer documents filed by Banco Santander and Santander Mexico. All forward-looking statements in this communication are qualified in their entirety by this cautionary statement.

Aviso sobre previsiones y estimaciones

La presente comunicación incluye ciertas “declaraciones a futuro” en el sentido de la definición de la “U.S. Private Securities Litigation Reform Act of 1995”. Dichas previsiones y estimaciones pueden ser identificadas por palabras o expresiones tales como “esperar”, “proyectar”, “anticipar”, “debería”, “tener la intención de”, “probabilidad”, “riesgo”, “meta”, “objetivo”, “estimación”, “futuro” y vocablos similares que incluyen, pero no se limitan a, declaraciones que son predictivas por naturaleza y dependen de o se refieren a eventos, condiciones circunstancias o desempeño futuro de Banco Santander o Santander México o sus respectivas afiliadas, incluyendo como resultado de la implementación de las operaciones descritas en el presente. Estas declaraciones se basan en las expectativas actuales de la dirección de Santander y están inherentemente sujetas a incertidumbres y cambios de circunstancias y ciertos riesgos, incertidumbres y otros factores importantes podrían causar que los hechos y resultados reales difieran materialmente de las expectativas. Dichos factores y riesgos incluyen, entre otras cuestiones, riesgos relacionados con la oferta pública de adquisición, incluyendo la incertidumbre sobre el número de accionistas de Santander México aceptarán la oferta; las condiciones generales de la economía o de la industria en sectores en los que Banco Santander o Santander México tienen operaciones o inversiones significativas (tales un peor entorno económico; una mayor volatilidad en los mercados de capitales; inflación o deflación; cambios en la demografía, en el gasto de los consumidores, en los hábitos de inversión o de ahorro; y los efectos de la pandemia del Covid-19 en la economía mundial); la exposición a diversos riesgos de mercado (en especial, el riesgo de tasa de interés, el riesgo cambiario, el riesgo de precio de las acciones y los riesgos asociados con la sustitución de los índices de referencia); las posibles pérdidas por pagos anticipados de las carteras de crédito y de inversiones, la disminución del valor de las garantías de las carteras de créditos, y el riesgo de contrapartes; la estabilidad política en España, el Reino Unido, otros países europeos, América Latina y Estados Unidos; los cambios en la legislación, la regulación, impuestos, incluyendo los requisitos de capital y liquidez regulatorios, especialmente en vista a la salida del Reino Unido de la Unión Europea y el aumento de la regulación en respuesta a la crisis financiera; la capacidad de integrar con éxito las adquisiciones y los retos relacionados que se derivan de la desviación inherente del enfoque y los recursos de la administración de otras oportunidades estratégicas y cuestiones operativas; y los cambios en el acceso a la liquidez y al financiamiento en condiciones aceptables, en especial si se derivan de cambios en los diferenciales de crédito o bajas en las calificaciones crediticias; y otros riesgos e incertidumbres considerados en (i) los documentos presentados por Santander México ante la SEC, incluyendo las secciones "Factores de Riesgo" y las "Notas Especiales sobre Previsiones y Estimaciones Futuras" del informe anual más reciente de Santander México de acuerdo con el formulario 20-F y (ii) los documentos presentados por Banco Santander ante la SEC, incluyendo las secciones "Factores de riesgo" y "Advertencia sobre Previsiones y Estimaciones Futuras" del informe anual más reciente de Banco Santander de acuerdo con el formulario 20-F. Ustedes pueden obtener copias de los documentos presentados por Banco Santander y Santander México ante la SEC de forma gratuita en la página web de la SEC (www.sec.gov). Otros factores que pueden causar que los resultados reales difieran materialmente incluyen aquéllos que se expondrán en la Declaración de Oferta de Adquisición bajo el Formato TO, la Declaración de Oferta/Recomendación bajo el Formato 14D-9 y otros documentos relacionados con la oferta de adquisición presentados por Banco Santander y Santander México. Todas las declaraciones futuras contenidas en este comunicado están calificadas en su totalidad por esta advertencia.
Numerous factors could affect our future results and could cause those results deviating from those anticipated in the forward-looking statements. Other unknown or unpredictable factors could cause actual results to differ materially from those in the forward-looking statements. Our forward-looking statements speak only as at date of this communication and are informed by the knowledge, information and views available as at the date of this communication. Banco Santander is not required to update or revise any forward-looking statements, regardless of new information, future events or otherwise.	Existen diversos factores que podrían afectar nuestros resultados futuros y podrían causar que dichos resultados se desvíen de los previstos en las declaraciones a futuro. Otros factores desconocidos o imprevisibles podrían causar que los resultados reales difirieran materialmente de los previstos en las declaraciones a futuro. Nuestras declaraciones a futuro se realizan únicamente a la fecha de esta comunicación y se basan en el conocimiento, la información y las opiniones disponibles a la fecha de esta comunicación. Banco Santander no está obligado a actualizar o revisar ninguna de las declaraciones a futuro, con independencia de que se produzcan nuevas informaciones, acontecimientos futuros o por cualquier otra causa.